Exhibit 99.3

VIRAGE LOGIC CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On September 15, 2009, Virage Logic Corporation (the “Parent”), substantially completed its acquisition of ARC International Plc (“ARC”). The following unaudited pro forma condensed combined balance sheet as of June 30, 2009 and the unaudited pro forma condensed combined statements of operations data for the nine months ended June 30, 2009 and year ended September 30, 2008 and December 31, 2008 are based on the historical consolidated financial statements of the Parent and ARC, respectively. The unaudited pro forma condensed combined financial statements are provided for informational purposes only. The pro forma financial statements are not necessarily indicative of what the combined Parent’s financial position or results of operations actually would have been had the acquisition been completed at the dates indicated below. In addition, the unaudited pro forma condensed combined financial statements do not purport to project the future financial position or operating results of the combined company. The unaudited pro forma condensed combined financial information has been prepared in accordance with the rules and regulations of the Securities and Exchange Commission. For pro forma purposes:

•

The Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2009, combines the historical consolidated balance sheets of the Parent as of June 30, 2009 and ARC as of June 30, 2009, giving effect to the acquisition as if it had occurred on June 30, 2009.

•

The Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended September 30, 2008 combines the historical consolidated statement of operations of the Parent for the year ended September 30, 2008 and the historical consolidated statement of operations of ARC for the year ended December 31, 2008, giving effect to the acquisition as if it had been completed on October 1, 2007. Although the respective fiscal year end periods of the Parent and ARC are different, such periods end within 93 days of each other and, therefore, are combined for presentation as permitted under Rule 11.02 of Regulation S-X.

•

The Unaudited Pro Forma Condensed Combined Statement of Operations for the nine months ended June 30, 2009, combines the historical consolidated statements of operations of the Parent for the nine months ended June 30, 2009 and ARC for the nine months ended June 30, 2009, giving effect to the acquisition as if it had been completed on October 1, 2008.

•	Revenue and net income that were included more than once in the pro forma condensed combined statements of operations was approximately $9.7 million and $1.5 million, respectively.

These unaudited pro forma condensed combined financial statements and accompanying notes should be read in conjunction with the:

•	Separate historical financial statements of the Parent as of and for the year ended September 30, 2008 included in the Parent’s Annual Report on Form 10-K;

•

Separate unaudited historical financial statements of the Parent as of and for the nine months ended June 30, 2009 included in the Parent’s Quarterly Report on Form 10-Q for the nine month period ended June 30, 2009; and

•	Separate historical financial statements of ARC as of and for each of the years ended December 31, 2008 and December 31, 2007 included in this Current Report on Form 8-K/A.

•	Separate unaudited historical financial statements of ARC as of and for the six months ended June 30, 2009 and 2008 included in this Current Report on Form 8-K/A.

VIRAGE LOGIC CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined financial statements were prepared using the purchase method of accounting in accordance with FASB’s Statement of Financial Accounting Standards (SFAS) No. 141, Business Combinations (“SFAS 141”). Accordingly, the historical consolidated financial information has been adjusted to give effect to the impact of the consideration paid in connection with the acquisition. In the Unaudited Pro Forma Condensed Combined Balance Sheet, the Parent’s cost to acquire ARC has been allocated to the assets acquired and liabilities assumed based upon their respective fair values as of the date of acquisition. The amounts allocated to the acquired assets and liabilities in the Unaudited Pro Forma Condensed Combined Balance Sheet are based on management estimates of fair value as of June 30, 2009. A preliminary valuation of the intangible assets was used as the basis for management’s consideration of fair values of the intangible assets reflected in these unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed financial statements are based on the estimates and assumptions which are preliminary and have been made solely for purposes of developing such pro forma information. They do not include liabilities that may result from integration activities which are not presently estimable. The Company’s management is in the process of making these assessments, and estimates of these costs are not currently known. However, liabilities ultimately may be recorded for costs of vacating some facilities or other costs that would affect the pro forma financial information. Any such liabilities would be recorded as an adjustment to the purchase price and an increase in goodwill. The unaudited pro forma condensed combined financial statements are not necessarily an indication of the results that would have been achieved had the acquisition of ARC been consummated as of June 30, 2009.

On September 15, 2009, Virage Logic purchased 130,786,589 ordinary shares of ARC, representing a 84.68% ownership stake, for approximately $35.3 million based on the exchange rate at the close of trading in New York on September 14, 2009. Virage Logic will begin consolidating the financial results of ARC effective as of September 15, 2009, subject to minority interest accounting requirements. As of the filing of this Form 8-K/A, Virage Logic expects that the remaining outstanding shares will be purchased within approximately one month following the transaction date. As a result, these unaudited pro forma condensed combined financial statements reflect the acquisition of 100% ownership of the shares of ARC.

VIRAGE LOGIC CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2009

(In thousands)

	Historical		Pro Forma (Note 2)		Pro Forma Combined
	Parent	ARC
ASSETS
Current assets:
Cash and cash equivalents	$17,570	$8,777			$26,347
Short-term investments	41,777	6,302	(43,839	)(B)	4,240
Accounts receivable, net	10,106	6,661			16,767
Costs in excess of related billings on uncompleted contracts	1,059	0			1,059
Deferred tax assets - current	1,319	0			1,319
Prepaid expenses and other	2,927	0			2,927
Taxes receivable	0	2,222			2,222

Total current assets	74,758	23,962	(43,839)		54,881
Property, plant and equipment, net	4,326	2,366			6,692
Goodwill	0	6,251	(6,251	)(A)	3,566
			3,566	(B)
Other intangible assets, net	5,278	7,001	(7,001	)(A)	31,378
			26,100	(B)
Deferred tax assets - long-term	5,718	0			5,718
Taxes receivable - long-term	2,935	0			2,935
Other long-term assets	2,008	724			2,732

Total assets	$95,023	$40,304	$(27,425)		$107,902

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,196	$1,678			$2,874
Accrued expenses	5,771	5,962			11,733
Deferred revenues	6,487	3,469	(2,069	)(D)	7,887
Provision for other liabilities and charges	34	2,527			2,561

Total current liabilities	13,488	13,636	(2,069)		25,055
Income tax liabilities	1,083	0			1,083
Other long-term accruals	151	1,312			1,463

Total liabilities	14,722	14,948	(2,069)		27,601

Stockholders’ equity:
Common stock	24	256	(256	)(A)	24
Additional paid-in capital	142,346	107,388	(107,388	)(A)	142,346
Accumulated other comprehensive income	126	(1,378)	1,378	(A)	126
Treasury stock, at cost	(5,130)	0			(5,130)
Accumulated deficit	(57,065)	(80,910)	80,910	(A)	(57,065)

Total stockholders’ equity	80,301	25,356	(25,356)		80,301

Total liabilities and stockholders’ equity	$95,023	$40,304	$(27,425)		$107,902

See notes to unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED SEPTEMBER 30, 2008

(In thousands except per share amounts)

	Historical		Pro Forma Adjustments (Note 2)		Pro Forma Combined
	Year Ended
	September 30, 2008	December 31, 2008
	Parent	ARC
Revenues:
License	$38,694	$12,055			$50,749
Maintenance	8,567	3,323			11,890
Royalties	12,069	14,657			26,726

Total revenues	59,330	30,035	0		89,365

Costs and expenses:
Cost of revenues	11,106	2,406	5,684	(C)	19,196
Research and development	27,725	23,433			51,158
Sales and marketing	14,749	10,062			24,811
General and administrative	8,382	10,680			19,062
Restructuring charges	316	3,939			4,255

Total costs and expenses	62,278	50,520	5,684		118,482

Operating loss	(2,948)	(20,485)	(5,684)		(29,117)
Interest income	2,913	1,638			4,551
Other income (expense), net	482	(15)			467

Income (loss) before income taxes	447	(18,862)	(5,684)		(24,099)
Income tax benefit	(107)	(2,801)			(2,908)

Net income (loss)	$554	$(16,061)	$(5,684)		$(21,191)

Net income (loss) per share:
Basic	$0.02				$(0.90)

Diluted	$0.02				$(0.90)

Weighted average shares used in computing per share amounts:
Basic	23,423				23,423

Diluted	23,673				23,423

See notes to unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE NINE MONTHS ENDED JUNE 30, 2009

(In thousands except per share amounts)

	Historical		Pro Forma Adjustments (Note 2)		Pro Forma Combined
	Nine Months Ended
	June 30, 2009
	Parent	ARC
Revenues:
License	$23,046	$7,523			$30,569
Maintenance	5,318	2,321			7,639
Royalties	5,931	9,662			15,593

Total revenues	34,295	19,506	0		53,801

Costs and expenses:
Cost of revenues	7,499	1,366	4,263	(C)	13,128
Research and development	22,246	14,038			36,284
Sales and marketing	7,995	5,749			13,744
General and administrative	6,856	7,453			14,309
Goodwill impairment	11,839	0			11,839
Restructuring charges	1,495	3,607			5,102

Total costs and expenses	57,930	32,213	4,263		94,406

Operating loss	(23,635)	(12,707)	(4,263)		(40,605)
Interest income	814	534			1,348
Other income (expense), net	(124)	29			(95)

Loss before income taxes	(22,945)	(12,144)	(4,263)		(39,352)
Income tax provision (benefit)	7,935	(482)			7,453

Net loss	$(30,880)	$(11,662)	$(4,263)		$(46,805)

Net loss per share:
Basic	$(1.35)				$(2.04)

Diluted	$(1.35)				$(2.04)

Weighted average shares used in computing per share amounts:
Basic	22,905				22,905

Diluted	22,905				22,905

See notes to unaudited pro forma condensed combined financial statements.

VIRAGE LOGIC CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Preliminary purchase price:

On September 15, 2009, Virage Logic Corporation substantially completed its acquisition of ARC International Plc. The total estimated consideration paid for ARC’s common stock was $41.3 million. In addition, the Parent incurred legal and accounting fees and transaction costs for a total of $2.5 million related to the acquisition. The following table summarizes the components of the total purchase price and the estimated allocation (in thousands):

Allocation
Total cash consideration for ARC common stock	$41,343
Acquisition related costs
- Legal and accounting fees	2,290
- Other transaction costs	206

Total estimated purchase price	$43,839

The following tables summarize the preliminary components of the identifiable intangible assets as identified by the independent third party valuation expert (in thousands):

Existing technology	$14,200
Customer contracts and related relationships	8,900
Order backlog	2,200
Trademarks and trade names	800

Total	$26,100

2. Pro forma adjustments:

Pro forma adjustments are necessary to reflect the estimated purchase price and transaction costs, to eliminate ARC’s goodwill, intangibles and equity accounts and to reflect changes in amortization charges resulting from these pro forma adjustments. The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

(A)	To eliminate ARC’s historical goodwill, intangibles, equity accounts and accumulated deficit in accordance with SFAS No. 141.

(B)	To reflect the preliminary purchase price including consideration paid to ARC and transactional costs of $2.5 million due to the acquisition, as shown above. The preliminary purchase price has been allocated to the fair value of identifiable intangible assets based upon management’s analysis, including a preliminary valuation, consisting of existing technology, customer contracts and relationship, order backlog and trade names/ trade marks of $26.1 million and to net tangible assets of $14.1 million. The excess of purchase price over the net fair value of the tangible and intangible assets acquired and liabilities assumed resulted in goodwill of $3.6 million.

(C)	To record changes to the amortization of purchased intangibles of $4.3 million and $5.7 million for the nine months ended June 30, 2009 and for the year ended September 30, 2008, respectively, using preliminary estimated lives between three to seven years based on the fair value of the related intangibles.

(D)	To adjust ARC’s deferred revenue on uncompleted contracts as of June 30, 2009 to the estimated fair value of the fulfillment effort in accordance with EITF 01-3, “Accounting in a Business Combination for Deferred Revenue of an Acquiree”.

3. Unaudited pro forma combined net loss per share:

The unaudited pro forma combined basic and diluted net loss per common share is computed by dividing the pro forma combined net loss by the Parent’s historical basic weighted average number of common shares outstanding.